Exhibit 23: Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-58208) and related Prospectus of The Ryland Group, Inc.,
(2)	Registration Statement (Form S-3 No. 333-100167) and related Prospectus of The Ryland Group, Inc.,
(3)	Registration Statement (Form S-3 No. 333-113756) and related Prospectus of The Ryland Group, Inc.,
(4)	Registration Statement (Form S-3 No. 333-121469) and related Prospectus of The Ryland Group, Inc.,
(5)	Registration Statement (Form S-3 No. 333-124000) and related Prospectus of The Ryland Group, Inc.,
(6)	Registration Statement (Form S-8 No. 33-32431) pertaining to The Ryland Group, Inc. Retirement Savings Opportunity Plan,
(7)	Registration Statement (Form S-8 No. 333-101445) pertaining to The Ryland Group, Inc. 2002 Equity Incentive Plan,
(8)	Registration Statement (Form S-8 No. 333-58204) pertaining to The Ryland Group, Inc. 2000 Non-Employee Director Equity Plan,
(9)

Registration Statement (Form S-8 No. 333-68397) pertaining to The Ryland Group, Inc. Executive and Director Deferred Compensation Plan and The Ryland Group, Inc. Non-Employee Directors' Stock Unit Plan,

(10)	Registration Statement (Form S-8 No. 33-56905) pertaining to The Ryland Group, Inc. 1992 Equity Incentive Plan,
(11)	Registration Statement (Form S-8 No. 333-119922) pertaining to The Ryland Group, Inc. 2004 Non-Employee Director Equity Plan,
(12)	Registration Statement (Form S-8 No. 333-126783) pertaining to The Ryland Group, Inc. 2005 Equity Incentive Plan, and
(13)	Registration Statement (Form S-8 No. 333-133602) pertaining to The Ryland Group, Inc. 2006 Non-Employee Director Stock Plan;

of our report dated February 22, 2006 (except for Note B, as to which the date is October 19, 2006), with respect to the consolidated financial statements of The Ryland Group, Inc., our report dated February 22, 2006, with respect to The Ryland Group, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Ryland Group, Inc., and our report dated February 24, 2006, with respect to the financial statement schedule of The Ryland Group, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2005.

/s/ Ernst & Young LLP
Ernst & Young LLP
Los Angeles, California
November 6, 2006